UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State of other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

490 Villaume Avenue, South St. Paul, MN  55075

(Address of Principal Executive Offices)  (Zip Code)

(Registrant’s telephone number, including area code)    (651) 455-1621

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                                             Entry into a Material Definitive Agreement.

Digital Angel Corporation (the “Company”) entered into a 10.25% Senior Secured Debenture (the “Debenture”) and corresponding Securities Purchase Agreement (“Purchase Agreement”) with Imperium Master Fund, Ltd. (“Investor”) dated effective February 6, 2007. In connection with the Purchase Agreement, the Company entered into other related agreements. The Purchase Agreement and other related agreements are described in more detail in Item 2.03 below.

The proceeds of the Debenture will be used by the Company to fund a portion of the McMurdo Ltd. marine electronics business acquisition by its subsidiary, Signature Industries, and to invest in continued growth of the Company’s business.

Section 2 — Financial Information

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 6, 2007, the Company entered into the Purchase Agreement with the Investor, whereby the Company sold to Investor a 10.25% Senior Secured Debenture in the original principal amount of $6,000,000 and a five-year warrant to purchase 699,600 shares of the Company’s common stock (the “Warrant”).

The Debenture matures on February 6, 2010, and the Company is obligated to make monthly payments of principal and interest beginning on June 1, 2007 (“Monthly Payments”). The Company has the option, but not the obligation, of making the Monthly Payments, or a portion of the Monthly Payments, in the Company’s common stock (at 92% of the then current market price (“Payment Shares”)) upon the satisfaction of certain conditions.

If an event of default or a change of control occurs, the Investor has the right to require the Company to redeem the Debenture for a cash amount equal to 110% of the outstanding principal plus interest.

The Warrant has an initial exercise price of $2.973 per share and contains certain anti-dilution adjustments and other adjustments in the event of a change of control or an event of default.

Under the Registration Rights Agreement dated February 6, 2007 between the Company and the Investor (“Registration Agreement”), the Company is obligated to register for resale shares sufficient to cover the estimated Payment Shares and shares underlying the Warrant. If the Company does not comply with certain timing provisions, the Company is obligated to pay Investor a default payment equal to 1% of the aggregate purchase price of the Debenture and Warrant for each month the default is not cured, capped at 9%.

In connection with the Debenture, the Company and its direct subsidiaries (“Subsidiaries”) entered into a Security Agreement, whereby Investor was granted a security interest in certain assets and properties of the Company and Subsidiaries. In addition, the Subsidiaries entered into a Subsidiary Guarantee, under which the Subsidiaries guaranteed the Company’s obligations.

The foregoing descriptions of the Purchase Agreement, Debenture, Warrant, Registration Agreement, Security Agreement and Subsidiary Guarantee do not purport to be complete and are qualified in their entirety by the agreements, which are filed as Exhibits 10.1 through 10.6 to this Form 8-K and are incorporated herein by reference.

Section 3 — Securities and Trading Markets

Item 3.02                                           Unregistered Sales of Equity Securities.

On February 6, 2007, the Company sold the Debenture and the Warrant in a private placement to the Investor for the aggregate purchase price of $6,000,000 (the “Sale”), which is described in more detail in Item 2.03 above. The Sale was done pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Kaufman Bros., L.P. was paid an advisory fee equal to 3.5% of the gross proceeds of the Sale plus a retainer and expenses.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.19                                                                     Securities Purchase Agreement between Digital Angel Corporation and Imperium Master Fund, Ltd. dated February 6, 2007.

10.20                                                                     10.25% Senior Secured Debenture payable to Imperium Master Fund, Ltd. dated February 6, 2007.

10.21                                                                     Warrant to Purchase Common Stock issued to Imperium Master Fund, Ltd. dated February 6, 2007.

10.22                                                                     Securities Agreement between Digital Angel Corporation, Digital Angel Technology Corporation, OuterLink Corporation, DSD Holding A/S, Signature Industries Limited, Digital Angel International, Inc., Digital Angel Holdings, LLC, Imperium Advisers, LLC and Imperium Master Fund, Ltd. dated February 6, 2007.

10.23                                                                     Subsidiary Guarantee between Digital Angel Technology Corporation, OuterLink Corporation, DSD Holding A/S, Signature Industries Limited, Digital Angel International, Inc., Digital Angel Holdings, LLC and Imperium Advisers, LLC dated February 6, 2007.

10.24                                                                     Registration Rights Agreement between Digital Angel Corporation and Imperium Master Fund, Ltd. dated February 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2007

/s/ Thomas J. Hoyer
Digital Angel Corporation
Thomas J. Hoyer
Vice President and Chief Financial Officer